UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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MILASTAR CORPORATION

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MILASTAR CORPORATION
7317 WEST LAKE STREET
MINNEAPOLIS, MINNESOTA 55426

SUPPLEMENT NO. 2 TO PROXY STATEMENT

NEW PER SHARE CASH MERGER CONSIDERATION

YOUR VOTE IS IMPORTANT

Dear Stockholder:

On or about June 1, 2007, we mailed to you a definitive proxy statement relating to a special meeting of stockholders of Milastar Corporation, a Delaware corporation (“Milastar”), to be held on June 22, 2007 for the purpose of voting on the adoption of the Agreement and Plan of Merger, dated March 27, 2007, by and among Milastar, Milastar Acquisition Corporation (“Acquisition Corp.”) and Easton Southpaw Incorporated (“ESI”). Acquisition Corp. is a wholly-owned subsidiary of ESI and ESI is wholly owned by Dennis J. Stevermer. Mr. Stevermer is Milastar’s Chairman and Chief Executive Officer and the beneficial owner of approximately 59% of the issued and outstanding Class A common stock, par value $0.05 per share (“common stock”), of Milastar. Following the merger, Mr. Stevermer will own 100% of Milastar.

On June 1, 2007, we also filed with the Securities and Exchange Commission a supplement to the definitive proxy statement mailed to you on or about June 1, 2007. Attached to this letter is supplement no. 2 to the definitive proxy statement that contains additional and updated information about the merger agreement and merger.

As previously reported by Milastar, on June 28, 2007, Milastar issued a press release announcing the settlement of the case of Wheeler v. Milastar Corporation, et al. The settlement includes an increase to the price to be paid to unaffiliated stockholders of Milastar in the proposed merger from $2.70 per share to $3.70 per share. However, the $1.00 increase will be reduced by an estimated $0.20 per share to cover the fees and costs of plaintiff’s counsel in the litigation, resulting in a net payment to the unaffiliated stockholders of $3.50 per share if the merger is completed. The term “unaffiliated stockholders,” as used throughout this letter and the proxy statement supplement, refers to the holders of Milastar common stock that are not affiliated with Milastar and, therefore, excludes Mr. Stevermer, ESI and Milastar’s directors (other than Mr. McGurk) and executive officers.

Pursuant to the terms of the settlement, on July 10, 2007, the parties to the merger agreement amended the original merger agreement to increase the consideration payable to the unaffiliated stockholders of Milastar to $3.70 in cash, without interest, from $2.70 per share. As discussed immediately above, following payment of the fees and costs of plaintiff’s counsel, we anticipate that the unaffiliated stockholders will receive $3.50 for each share of Milastar common stock they own if the merger is completed. The amendment to the merger agreement is attached to the accompanying proxy statement supplement as Annex A.

On July 10, 2007, the board of directors of Milastar (a) determined that the amended merger agreement and merger are fair to, and in the best interests of, the unaffiliated stockholders of Milastar, and (b) approved the adoption of the amended merger agreement and merger. Therefore, the board of directors recommends that you vote “FOR” the adoption of the amended merger agreement.

YOUR VOTE IS VERY IMPORTANT, regardless of the number of shares you own. For your convenience, we have enclosed a proxy card with this proxy statement supplement. Please note that the proxy card that accompanied the definitive proxy statement mailed to you with the notice of meeting on or about June 1, 2007 remains valid. If you previously submitted a validly executed proxy card for the special meeting, which proxy has not been subsequently revoked, and you were a holder of record as of the close of business on May 25, 2007, your vote will be recorded as indicated on your proxy card or if you signed and dated your proxy card but did not indicate how you wished to vote, your proxy will be voted in favor of the adoption of the amended merger agreement. If you have already delivered a properly executed proxy, you do not need to do anything unless you wish to change your vote. If you have not previously voted or if you wish to revoke or change your vote, please complete, date, sign and return the enclosed proxy card. If your shares are held in “street name,” you should check the voting instruction card provided by your broker, nominee, fiduciary or other custodian to see which voting options are available and the procedures to be followed. If you have any questions or need assistance in voting your shares, please call Milastar Investor Relations at (952) 929-4774.

For various reasons relating to the Wheeler litigation discussed above, the special meeting of stockholders has been convened and adjourned several times. The special meeting of stockholders was originally convened on June 22, 2007 for the sole purpose of adjourning it to June 28, 2007. On June 28, 2007, the special meeting was again convened for the sole purpose of adjourning it to July 16, 2007. The special meeting will be held on Monday, July 16, 2007, at 8:00 a.m., local time, at Milastar’s offices located at 7317 West Lake Street, Minneapolis, Minnesota 55426; however, we expect to convene the special meeting for the sole purpose of adjourning it again in order to permit the solicitation of additional votes and to provide stockholders with additional time to consider the amended merger agreement. We expect to reconvene the special meeting on Monday, July 30, 2007, at 8:00 a.m., local time, at Milastar’s offices located at 7317 West Lake Street, Minneapolis, Minnesota 55426. The record date for the special meeting has not changed and will not change when the special meeting is adjourned on July 16, 2007 to July 30, 2007. The record date will remain May 25, 2007. This means that only stockholders of record of Milastar common stock at the close of business on May 25, 2007 are entitled to vote on the merger proposal at the special meeting.

Attached to this letter is supplement no. 2 to the definitive proxy statement, which contains additional and updated information about Milastar and the amended merger agreement. Please read this proxy statement supplement, the other proxy statement supplement and the definitive proxy statement, and all of the annexes thereto, carefully and in their entirety.

Thank you for your continued support.

Sincerely,

Dennis J. Stevermer
Chairman and Chief Executive Officer

Minneapolis, Minnesota
July 12, 2007

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction or passed upon the merits or fairness of this transaction or the adequacy or accuracy of the disclosure in the enclosed proxy statement. Any representation to the contrary is a criminal offense.

The attached supplement no. 2 to the definitive proxy statement is first being mailed to stockholders on or about July 13, 2007.

S-i

SUPPLEMENT NO. 2 TO PROXY STATEMENT

INTRODUCTION

This supplement no. 2 to the definitive proxy statement is being sent to you because we have amended our merger agreement with Acquisition Corp. and ESI, and our stockholders are being asked to adopt the amended merger agreement. This supplement provides information about the amended transaction and updates the definitive proxy statement. The information provided in the definitive proxy statement previously mailed to our stockholders on or about June 1, 2007, continues to apply, except as described in this supplement. To the extent information in this supplement differs from, updates or conflicts with information contained in the definitive proxy statement, the information in this supplement is the more current information. If you need another copy of the definitive proxy statement or any of its supplements, you may obtain it free of charge by directing such requests to Milastar Investor Relations at (952) 929-4774. See “Other Matters — Where You Can Find More Information” set forth below in this supplement.

UPDATE TO THE SUMMARY TERM SHEET

This updated summary term sheet, together with the updated question and answer section set forth below in this proxy statement supplement, highlights important information about the proposed merger discussed in more detail in the definitive proxy statement and its supplements. This updated summary term sheet does not contain all of the information you should consider before voting on the adoption of the amended merger agreement and the transactions contemplated thereby. To understand the merger more fully, you are urged to read carefully the definitive proxy statement and its supplements and annexes, including the amendment to the original merger agreement, a copy of which is attached as Annex A hereto, before voting on the proposal to adopt the amended merger agreement and the transactions contemplated thereby. The amended merger agreement is the legal document that governs the merger.

Amendment to Original Merger Agreement

•	On July 10, 2007, Milastar, together with Acquisition Corp. and ESI, amended the original merger agreement to (a) increase the consideration payable to the unaffiliated stockholders, who do not perfect their appraisal rights, to $3.70 per share in cash, without interest, from $2.70 per share, and (b) make the consummation of the merger contingent on ESI closing on the financing necessary to fund the payment of the merger consideration.

•	The July 10 amendment was entered into as a result of Milastar settling the case of Wheeler v. Milastar Corporation, et al. on June 28, 2007, whereby the defendants in the litigation agreed to increase the merger consideration from $2.70 per share to $3.70 per share. However, the increased price will be reduced by an estimated $0.20 per share to cover fees and costs of the plaintiff’s counsel in the litigation, resulting in a net payment to the unaffiliated stockholders of $3.50 per share if the merger is completed. The settlement is contingent upon ESI obtaining financing to fund the increase in the per share merger price. ESI obtained a commitment from Excel Bank Minnesota on July 2, 2007 to provide ESI with a loan in the amount of up to $4,700,000 to finance the merger.

Merger Consideration

•	If the merger is completed, each outstanding share of Milastar common stock held by the unaffiliated stockholders (other than shares held by such holders who perfect their appraisal rights) will be cancelled and converted into the right to receive $3.50 in cash, without interest and subject to any applicable withholding taxes. The $3.50 per share is net of the estimated $0.20 per share that will be paid to the plaintiff’s attorneys in connection with the Wheeler litigation.

•	Since filing the definitive proxy statement, all of Milastar’s outstanding, vested stock options held by unaffiliated stockholders have been exercised.

•	The cash merger consideration of $3.50 represents a 29% premium to the average closing price of Milastar common stock for the 30 trading days on which Milastar’s common stock actually traded prior to March 27, 2007, the date on which the merger was publicly announced.

Litigation Settlement

•	The aggregate per share merger consideration to be paid by ESI at closing will be $3.70 per share. Of that amount, $0.20 per share is expected to be paid to the plaintiff’s counsel. Under the terms and conditions of the settlement of the case of Wheeler v. Milastar Corporation, et al. on June 28, 2007, counsel for the plaintiff will apply to the Delaware Court of Chancery for fees and costs in the amount of $0.20 per share with respect to shares held by unaffiliated stockholders, for an aggregate of $233,650.20. It is anticipated that the Court will approve the entire amount of the application. In the event the Court approves less than $233,650.20, the remainder will be distributed to the unaffiliated stockholders of Milastar on a pro rata basis.

Position of the Board of Directors Regarding the Fairness of the Merger

•	The board of directors determined that the amended merger agreement and the merger are substantively and procedurally fair to, and in the best interests of, Milastar’s unaffiliated stockholders.

•	The board of directors has declared the amended merger agreement and the merger to be advisable and recommends that Milastar’s unaffiliated stockholders vote “FOR” the adoption of the amended merger agreement.

Opinion of Financial Advisor

•	The board of directors received an opinion from Schmidt Financial, Inc. to the effect that, as of the date of its opinion and based upon and subject to the assumptions made, matters considered and limitations and qualifications to the review undertaken in connection with such opinion, the cash merger consideration of $3.50 per share to be received by the unaffiliated stockholders of Milastar in the merger was fair, from a financial point of view, to such stockholders. The full text of Schmidt Financial’s opinion is attached as Annex B to this proxy statement supplement. The opinion of Schmidt Financial was provided to the board of directors in connection with its evaluation of the merger, does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how you should vote on any matter at the special meeting.

Interests of Certain Persons in the Merger

•	If the amended merger agreement is consummated as described in this proxy statement supplement, Mr. Stevermer will beneficially own 100% of the issued and outstanding common stock of Milastar. Mr. Stevermer will not receive any cash compensation for any of his or ESI’s shares of common stock or his vested stock options in the merger. However, Mr. Stevermer will have the sole right to benefit from any future growth of Milastar.

Appraisal Rights

•	If you do not wish to accept the $3.50 per share cash merger consideration in the merger, you have the right under Delaware law to have your shares appraised by the Delaware Chancery Court. The definitive proxy statement sets forth your appraisal rights in detail, including a copy of the Delaware statute relating to a stockholder’s right of appraisal. Failure to follow all of the steps required by this statute will result in the loss of your appraisal rights.

Conditions to Completing the Merger

•	In addition to the closing conditions set forth in the definitive proxy statement, the completion of the merger is contingent on ESI obtaining financing to fund the merger consideration.

The Special Meeting

•	As previously announced, the special meeting of Milastar’s stockholders will be convened on Monday, July 16, 2007, at 8:00 a.m., local time, at Milastar’s offices located at 7317 West Lake Street, Minneapolis, Minnesota 55426; however, we expect to convene the special meeting for the sole purpose of adjourning it again in order to permit the solicitation of additional votes and to provide stockholders with additional time to consider the amended merger agreement, including the increase in the merger consideration. We expect to reconvene the special meeting on Monday, July 30, 2007, at 8:00 a.m., local time, at Milastar’s offices located at 7317 West Lake Street, Minneapolis, Minnesota 55426. At the special meeting, you will be asked to adopt and approve the amended merger agreement.

•	The record date for the special meeting has not changed and will not change when the special meeting is adjourned on July 16, 2007, to July 30, 2007. The record date will remain May 25, 2007. This means that only stockholders of record of Milastar common stock at the close of business on May 25, 2007, are entitled to vote on the merger proposal at the special meeting.

UPDATE TO THE SPECIAL FACTORS

Structure of the Merger Transaction

The proposed transaction is a merger of Acquisition Corp., a wholly owned subsidiary of ESI, with and into Milastar Corporation. Milastar will be the surviving corporation in the merger and, upon completion of the merger, will be a privately held, wholly owned subsidiary of ESI, which is 100% owned by Mr. Stevermer.

The merger has been structured as a cash merger in which all of the holders of Milastar common stock (other than Mr. Stevermer and ESI, and other stockholders who perfect their appraisal rights) will receive cash payment of $3.50 per share in exchange for the cancellation of all of their shares.

Since filing the definitive proxy statement, all of Milastar’s outstanding, vested stock options held by unaffiliated stockholders have been exercised.

Background of the Merger

The definitive proxy statement describes the background of the merger up to and including May 25, 2007. The discussion below supplements that description.

On May 29, 2007, the parties to the Wheeler litigation agreed to mediate the matter pursuant to Delaware Chancery Court Rule 174. On June 26, 2007, the parties convened the mediation, the result of which was an agreement among the parties to increase the merger consideration to $3.70 per share of Milastar common stock held by unaffiliated stockholders, subject to ESI securing the financing necessary to fund the increased share price within one week of the settlement, counsel for the plaintiff applying for fees and costs in an amount equal to $0.20 per share held by unaffiliated stockholders, and counsel for the plaintiff applying for class certification and the plaintiff stipulating to and executing a full release from liability for all of the defendants.

On June 22, 2007, the special meeting of stockholders of Milastar was convened and immediately adjourned to June 28, 2007, pending the outcome of the mediation. On June 28, the special meeting was again convened and immediately adjourned to provide ESI adequate time to obtain a new financing commitment. On July 2, 2007, ESI obtained a verbal commitment from Excel Bank Minnesota to provide ESI with a loan in the amount of up to $4,700,000 to finance the merger.

On July 10, 2007, the Milastar board of directors met to consider the Wheeler settlement, to review an updated opinion of Schmidt Financial, Inc., the company’s financial advisor, to reconsider the board’s position on the fairness of the merger to Milastar’s unaffiliated shareholders, to consider and approve the proposed amendment to the merger agreement to reflect the provisions of the settlement, and to consider adjourning the special meeting of stockholders to July 30, 2007 to allow for adequate dissemination of supplemental proxy materials to stockholders.

On July 10, 2007, each of Milastar, ESI and Acquisition Corp. entered into an amendment of the merger agreement providing for an increase in the aggregate per share merger consideration from $2.70 per share to $3.70 per share, the payment of up to $0.20 per share to cover the fees and expenses of plaintiff’s counsel in the Wheeler litigation, and making the consummation of the merger contingent on ESI closing on the financing necessary to fund the payment of the merger consideration.

Opinion of the Financial Advisor

On June 26, 2007, Milastar engaged Schmidt Financial, Inc. to render an updated opinion as to the fairness, from a financial point of view, to the unaffiliated stockholders of Milastar of the increased cash consideration of $3.50 per share to be paid in the merger to such stockholders.

On July 10, 2007, Schmidt Financial delivered its opinion to the board of directors that, as of that date and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the cash merger consideration of $3.50 per share proposed to be paid to the unaffiliated stockholders of Milastar pursuant to the amended merger agreement was fair, from a financial point of view, to such stockholders. The full text of Schmidt Financial’s opinion is attached to this supplement no. 2 to the definitive proxy statement as Annex B and incorporated herein by reference.

Schmidt Financial’s opinion was provided for the use and benefit of the board of directors in connection with its consideration of the transaction contemplated by the July 10 amendment to the merger agreement. Schmidt Financial’s opinion was limited to the fairness, as of the date of the opinion and from a financial point of view, of the cash merger consideration to Milastar’s unaffiliated stockholders in connection with the merger. The opinion does not address the merits of the decision by Milastar to engage in the merger and does not constitute a recommendation to any stockholder of Milastar as to how such stockholder should vote with respect to the merger.

In connection with rendering its opinion, Schmidt Financial reexamined or reconsidered the matters described in “Special Factors — Opinion of the Financial Advisor” of the definitive proxy statement and, in addition, considered the following additional factors:

•	The merger agreement, as amended by the July 10 amendment;

•	Interim unaudited financial statements for the nine months ended January 31, 2007;

•	Information regarding Milastar’s past, current and prospective business operations, financial and competitive condition and the overall outlook of Milastar received from Milastar’s senior management;

•	The three-year history of stock price and trading volume of Milastar’s common stock;

•	Information on guideline transactions that Schmidt Financial considered to be generally comparable to the proposed merger; and

•	Information related to comparison of prices and premiums paid in certain other acquisitions and transactions.

Schmidt Financial considered other matters which it deemed relevant to its inquiry. Milastar’s board of directors and management did not impose any limitations of the scope of Schmidt Financial’s analysis or the procedures to be followed in forming its opinion.

In rendering its opinion, Schmidt Financial relied upon and assumed the accuracy and completeness of the financial and other information publicly available or provided by Milastar or its representatives. Schmidt Financial did not audit or independently verify the accuracy of the information used in its analysis. Schmidt Financial did not make or obtain any appraisal of the assets of Milastar.

Schmidt Financial’s opinion did not address the relative merits of the merger as compared to any alternative business strategies that might exist for Milastar or the effect of any other transaction in which

Milastar might engage. Schmidt Financial’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to Schmidt Financial, as of July 10, 2007. Although subsequent developments may affect its opinion, Schmidt Financial did not undertake any obligation to update, revise or reaffirm its opinion.

Position of the Board of Directors as to the Fairness of the Merger

The board of directors of Milastar has determined that the amended merger agreement and merger are substantively and procedurally fair to the unaffiliated stockholders of Milastar and in the best interest of the unaffiliated stockholders of Milastar. Accordingly, the board of directors has approved and adopted the amended merger agreement, approved the merger, and resolved to recommend to Milastar’s stockholders that they vote “FOR” the approval of the amended merger agreement. Mr. Stevermer did not participate in any board votes with respect to the approval or adoption of the amended merger agreement, the merger or the recommendation of the board to Milastar’s stockholders.

In reaching its respective determinations and recommendations regarding the substantive and procedural fairness of the amended merger agreement and merger, the board of directors reexamined or reconsidered the matters described in “Update to the Special Factors — Position of the Board of Directors as to the Fairness of the Merger” of the definitive proxy statement and, in addition, considered, in consultation with their financial advisors, the following additional factors and potential benefits of the merger, each of which the board of directors believed supported its decision:

•	The $3.50 per share cash consideration provides for $0.80 per share of additional cash value above the original $2.70 per share consideration;

•	The cash merger consideration of $3.50 represents a 29% premium to the average closing price of Milastar common stock for the 30 trading days on which Milastar’s common stock actually traded prior to March 27, 2007, the date on which the merger was publicly announced;

•	Since the date of the announcement of the original merger agreement, and as of the date of this supplement, no other party has approached Milastar expressing an interest in pursuing a transaction to acquire Milastar at a price in excess of $3.50 per share; and

•	The financial analysis reviewed by Schmidt Financial, Inc. at the board of director’s meeting held on July 10, 2007, which analysis the board of directors expressly adopted, and the opinion of Schmidt Financial, Inc. described in detail under “— Opinion of the Financial Advisor” that, as of July 10, 2007, and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the cash merger consideration of $3.50 per share to be received by the unaffiliated stockholders of Milastar in the merger was fair, from a financial point of view, to such stockholders.

In light of the procedural protections described above and in the definitive proxy statement, and for the reasons discussed more particularly below, the board of directors did not employ certain other procedural safeguards that are often applied to going private transactions. For example, the board of directors did not establish a committee of independent directors to consider and approve the amended merger agreement and merger. Milastar has only two directors: Mr. Stevermer, the majority stockholder and Chief Executive Officer of Milastar, and Mr. McGurk, the former President of Milastar (having resigned in January 2006) and a stockholder who, although owning fewer than 50 shares of Milastar’s common stock, will arguably benefit from the cash out of his shares in the merger. See also “Important Information Concerning Milastar — Security Ownership of Certain Beneficial Owners and Management” set forth in the definitive proxy statement. The board of directors concluded that it would be extremely difficult to find a qualified, independent person who would be willing to serve on Milastar’s board of directors for the sole purpose of considering the fairness of the merger and the merger consideration and that, if such a person could be found, Milastar would be required to pay significant compensation for his or her services. The board of directors concluded that the time and expense of identifying, retaining, compensating and insuring such a person was not justified in light of the small size of the transaction. Further, the board of directors concluded that participation by an independent director would be of little utility to unaffiliated stockholders, as any person brought on for the sole purpose of considering the fairness of the transaction would not be familiar enough with Milastar and its business and affairs to offer an informed opinion about the fairness of the transaction to the unaffiliated stockholders. In light of the limited additional value that would be offered by the addition of an independent director, the board of directors determined that the transaction is procedurally fair to the unaffiliated stockholders who would be cashed out in the transaction, despite the absence of an independent committee of directors.

Additionally, neither the board of directors nor Mr. McGurk, as its non-employee director, has (a) retained an unaffiliated representative to act solely on behalf of the unaffiliated stockholders for the purposes of negotiating the merger transaction or preparing a report concerning the fairness of the merger transaction, (b) granted the unaffiliated stockholders access to our corporate files (except as provided under Delaware law) or (c) extended the right to the unaffiliated stockholders to retain counsel or appraisal services at Milastar’s expense. With respect to unaffiliated stockholders’ access to our corporate files, the board of directors determined that this proxy statement supplement, together with the definitive proxy statement and its other supplement relating to the merger and our other filings with the SEC, provides adequate and material information to unaffiliated stockholders to allow them to adequately evaluate the proposed transaction. The board of directors also considered the fact that under Delaware law and subject to specified conditions set forth under Delaware law, stockholders have the right to review our relevant books and records of account. In deciding not to adopt these additional procedures, the board of directors also took into account factors such as our size and financial capacity and the costs of such procedures.

The board of directors weighed carefully whether the additional procedures described above would be necessary in order to make the proposed merger transaction procedurally fair to Milastar’s unaffiliated stockholders and concluded that the transaction is procedurally fair notwithstanding the absence of these additional procedures.

The above discussion of the information and factors considered by the board of directors is not intended to be exhaustive, but is believed to include all material factors considered by the board of directors. Based upon its analysis, the board of directors has determined that the merger is substantively and procedurally fair to Milastar’s unaffiliated stockholders. THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE AMENDED MERGER AGREEMENT.

Position of ESI, Acquisition Corp. and Mr. Stevermer as to the Fairness of the Merger

The rules of the Securities and Exchange Commission require that ESI, Acquisition Corp. and Mr. Stevermer (in his individual capacity) express their belief as to the fairness of the merger to unaffiliated stockholders of Milastar. Dennis J. Stevermer, on behalf of himself, ESI and Acquisition Corp., each of whom is deemed a “filing person” for purposes of Exchange Act Rule 13e-3 and Schedule 13E-3, has considered and adopted the analysis and conclusions of the board of directors described above regarding the material factors upon which the board of directors determined that the amended merger agreement and merger is substantively and procedurally fair to the unaffiliated stockholders of Milastar. Accordingly, based upon the various factors enumerated in the board of director’s analysis above under the section entitled “Update to the Special Factors — Position of the Board of Directors as to the Fairness of the Merger,” each of ESI, Acquisition Corp. and Mr. Stevermer (in his individual capacity) has concluded and determined that the merger is fair to the unaffiliated stockholders of Milastar.

Notwithstanding the above conclusion as to the fairness of the merger, none of ESI, Acquisition Corp. or Mr. Stevermer (in his individual capacity) makes any recommendation as to whether any Milastar stockholder should vote to adopt the amended merger agreement. As the acquiring parties in the merger, ESI, Acquisition Corp. and Mr. Stevermer (in his individual capacity) are not objective in their views with regard to the fairness of the merger. None of ESI, Acquisition Corp. or Mr. Stevermer (in his individual capacity) engaged the services of their own financial advisor in connection with the proposed merger.

Certain Effects of the Merger

Conversion of Milastar’s Issued and Outstanding Common Stock and Stock Options

In connection with the merger, each share of Milastar common stock issued and outstanding immediately prior to the effective time of the merger (other than the shares owned beneficially by Mr. Stevermer and the shares as to which a dissenting stockholder has perfected appraisal rights under Delaware law) will be cancelled and converted into the right to receive $3.50 in cash.

Since filing the definitive proxy statement, all of Milastar’s outstanding, vested stock options held by unaffiliated stockholders have been exercised.

Beneficial and Detrimental Effects of the Merger on Unaffiliated Stockholders

A benefit of the merger to Milastar’s unaffiliated stockholders is the right to receive the cash consideration of $3.50 per share for each share of Milastar common stock that they held immediately prior to the effective time of the merger. The merger will enable all of the unaffiliated stockholders to dispose of their shares at a price that the board of directors has determined to be a fair price, without the transaction costs usually associated with open market sales or the risk of price volatility associated with the historically low trading volumes and limited liquidity of Milastar’s common stock. The cash merger consideration of $3.50 represents a 29% premium to the average closing price of Milastar common stock for the 30 trading days on which Milastar’s common stock actually traded prior to March 27, 2007, the date on which the merger was publicly announced, and a 63% premium over the price ($2.27) that Mr. Stevermer paid to the Duncans to acquire control of Milastar. An additional benefit is that the unaffiliated stockholders will no longer have to bear the risk of any future losses or decrease in the enterprise value of Milastar.

Potential detrimental effects of the merger to the unaffiliated stockholders are that they will cease to have any right to participate in Milastar’s future growth or earnings, if any, and that the receipt of cash payment for their shares in the merger will be a taxable event for federal income tax purposes. See “Material U.S. Federal Income Tax Consequences of the Merger” set forth in the definitive proxy statement.

Financing the Merger

The aggregate cash merger consideration to be received by the unaffiliated stockholders of Milastar is expected to be approximately $4,090,000 (not including the $233,650.20 in the aggregate expected to be paid to plaintiff’s counsel in the Wheeler litigation). ESI obtained a verbal commitment from Excel Bank Minnesota on July 2, 2007, pursuant to which Excel Bank committed to provide ESI with a loan in an amount up to $4,700,000 in order to finance the merger consideration. Among other things, the loan is subject to the following conditions: (a) upon consummation of the transaction, ESI will own 100% of the issued and outstanding common stock of Milastar; (b) ESI’s shares of Milastar common stock and the assets of Milastar’s subsidiary, Flame Metals Corporation, are to serve as collateral for the loan; (c) no material adverse changes shall have occurred in the assets, business, operations, or financial condition of ESI, Milastar or Flame Metals Corporation since January 27, 2006; and (d) the additional terms and conditions to be set out in a definitive loan agreement satisfactory in form and substance to Excel Bank.

The consummation of the merger is contingent on ESI obtaining financing necessary to fund the payment of the merger consideration. ESI does not have an alternative financing plan in place other than the verbal commitment from Excel Bank; however, ESI has advised Milastar that in the event that the financing from Excel Bank should not be available to consummate the merger, ESI would seek financing from a different lender.

Costs of the Merger

The following is an estimate of the costs that we have incurred or expect to incur in connection with the merger. Final costs of the transaction may be more or less than the estimates shown below.

Legal fees	$75,000
Paying agent fees	$25,000
Financial advisor fees	$17,000
Printing and mailing costs	$18,000
SEC filing fees	$618
Accounting fees	$4,000
Miscellaneous expenses	$382

Total	$140,000

Interests of Certain Persons in the Merger

In connection with the termination of his employment with Milastar on January 27, 2006, Milastar entered into an agreement with Mr. McGurk providing for a cash payment to Mr. McGurk in the amount of $290,000 on or before September 30, 2006, in exchange for his agreement to surrender and cancel his fully vested options to purchase an aggregate of 163,333 shares of Milastar common stock. The cash payment of $290,000, which was paid to Mr. McGurk on September 27, 2006, represents a price per share of $2.30 less the weighted average exercise price for the options of approximately $0.52 per share. Mr. McGurk also received a one-time severance payment under the terms of his employment agreement with Milastar. If the merger is consummated, the 46 shares of Milastar common stock owned by Mr. McGurk will be cancelled and converted into the right to receive cash consideration of $3.50 per share (for a total payment of $161), on the same terms and conditions as the unaffiliated stockholders.

Dennis J. Stevermer, Chairman of the board of directors and Chief Executive Officer of Milastar, is the beneficial owner of approximately 59% of Milastar’s issued and outstanding common stock. Mr. Stevermer has been an employee of Milastar since 1983. Because Mr. Stevermer beneficially owns more than a majority of Milastar’s common stock, under Delaware law and Milastar’s certificate of incorporation and bylaws he is able to control all matters requiring approval of Milastar’s stockholders, including the election of directors. Following the merger, it is anticipated that Mr. Stevermer will beneficially own 100% of the issued and outstanding common stock of Milastar. Mr. Stevermer will not receive any cash compensation for any of his or ESI’s shares of common stock or his vested stock options in the merger. See also “Important Information Concerning Milastar — Security Ownership of Certain Beneficial Owners and Management” set forth in the definitive proxy statement.

Appraisal Rights

The definitive proxy statement describes the unaffiliated stockholders’ appraisal rights under Section 262 of the Delaware General Corporation Law.

Litigation Related to the Merger

As further described in the definitive proxy statement, Milastar and our directors are named as defendants in a stockholder complaint captioned Wheeler v. Milastar Corporation, et al., which was filed in the Court of Chancery in the State of Delaware, County of New Castle. On June 28, 2007, the parties entered into a settlement agreement whereby they agreed (a) to increase the merger consideration payable to the unaffiliated stockholders from $2.70 to $3.70 per share, with $0.20 per share of the increase being allocated to cover the estimated fees and costs of plaintiff’s counsel, (b) that plaintiff’s counsel will apply for class certification, and (c) that plaintiff will stipulate to and execute a full release from liability for all of the defendants. The settlement is contingent on ESI obtaining financing to fund the increase in the merger consideration.

Although it is anticipated that the Delaware Court of Chancery will approve the payment of $0.20 per share to plaintiff’s counsel, if the Court approves less, the remainder will be distributed to the unaffiliated stockholders of Milastar on a pro rata basis.

Although Milastar has not received any other claims and has received no information that would lead it to believe that any other claims will be made, or litigation will be commenced in the future, there can be no assurance that additional lawsuits will not be filed or that the Wheeler complaint will be settled pursuant to the terms of the settlement agreement.

UPDATE TO THE QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers briefly address some questions you may have regarding the amended merger agreement, the merger and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Milastar. We urge you to read carefully this proxy statement supplement, the other proxy statement supplement and the definitive proxy statement, and all of the annexes thereto.

Q:	Why am I receiving this supplement to the definitive proxy statement?

A:	We are sending you this supplement no. 2 to the definitive proxy statement because on July 10, 2007, Milastar, Acquisition Corp. and ESI entered into an amendment to their merger agreement dated March 27, 2007. This supplement provides information on the amended transaction and updates the definitive proxy statement.

Q:	Why was the merger agreement amended on July 10, 2007?

A:	The merger agreement was amended on July 10, 2007 to comply with the terms of the settlement of the Wheeler v. Milastar Corporation, et al. lawsuit. Pursuant to the terms of the settlement agreement, the merger agreement was amended to increase the merger consideration from $2.70 per share to $3.70 per share. However, the increased price will be reduced by an estimated $0.20 per share to cover the fees and costs of plaintiff’s counsel in the litigation, resulting in a net payment to unaffiliated stockholders of $3.50 per share if the merger is completed. The settlement is contingent upon ESI obtaining financing to fund the merger consideration.

The terms of the amendment to the merger agreement are described in “Amendment to the Merger Agreement” set forth below in this supplement.

Q:	How is the increase to the merger consideration being financed?

A:	Excel Bank Minnesota had originally committed to provide financing of up to $3.5 million to ESI to fund the payment of the merger consideration. On July 2, 2007, Excel Bank verbally agreed to provide ESI with additional financing of $1.2 million to fund the increase in the merger consideration.

Q:	What will I receive in the merger?

A:	You will receive $3.50 in cash in exchange for each share of common stock owned by you at the effective time of the merger, unless you vote against approval of the amended merger agreement and perfect your appraisal rights under Delaware law.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible after the July 30, 2007 special meeting. We expect to complete the merger within two business days after receiving the approval of the unaffiliated stockholders of Milastar, although there can be no assurance that we will be able to do so.

Q:	When and where will the stockholder vote on the amended transaction be held?

A:	The special meeting is scheduled for Monday, July 16, 2007, at 8:00 a.m., local time, at Milastar’s offices located at 7317 West Lake Street, Minneapolis, Minnesota 55426; however, we expect to convene the special meeting for the sole purpose of adjourning it again in order to permit the solicitation of additional votes and to provide stockholders with additional time to consider the amended merger agreement, including the increase in the merger consideration. We expect to reconvene the special meeting on Monday, July 30, 2007 at 8:00 a.m., local time, at Milastar’s offices located at 7317 West Lake Street, Minneapolis, Minnesota 55426. At the special meeting, you will be asked to adopt and approve the amended merger agreement and merger.

Q:	What is the recommendation of the board of directors?

A:	The board of directors recommends that the Milastar stockholders vote “FOR” the approval of the amended merger agreement and merger. The board of directors, after careful consideration of numerous factors, has determined that the amended merger agreement and the merger are fair to, and in the best interest of, the unaffiliated stockholders of Milastar. See “Update to the Special Factors — Position of the Board of Directors as to the Fairness of the Merger” set forth above in this supplement.

Q:	Did the board of directors receive a fairness opinion from its financial advisor?

A:	Yes. The board of directors received an opinion from Schmidt Financial, Inc. to the effect that, as of July 10, 2007, and based upon and subject to the assumptions made, matters considered and limitations and qualifications to the review undertaken in connection with such opinion, the cash merger consideration of $3.50 per share to be received by the unaffiliated holders of Milastar common stock in the merger was fair, from a financial point of view, to such holders.

Q:	Who is entitled to attend and vote at the special meeting?

A:	The record date for determining who is entitled to attend and vote at the special meeting is May 25, 2007. The record date will not change if the meeting is adjourned to July 30, 2007. All holders of Milastar common stock at the close of business on May 25, 2007, the record date for the special meeting, may vote in person or by proxy on the proposal to approve the amended merger agreement and merger at the special meeting.

Q:	What vote is required to approve the amended merger agreement and merger?

A:	Approval of the amended merger agreement and merger requires (a) the affirmative vote of the holders of a majority of the outstanding shares of Milastar common stock entitled to vote, as required by Delaware law, and (b) the affirmative vote of a majority of the votes cast, in person or by proxy, at the special meeting by the unaffiliated stockholders, as required to satisfy a condition to consummate the merger under the merger agreement.

Q:	What should I do if I already voted using the proxy card you sent me earlier?

A:	First, carefully read this proxy statement supplement, the other proxy statement supplement and the definitive proxy statement, and all of the annexes thereto. If you are a registered holder and want to change your vote, you need to (a) submit a new proxy card, or (b) attend and vote in person at the special meeting. If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, please refer to your voting card or other information forwarded by such custodian to determine how you may change your vote. Otherwise, you will be considered to have voted on the amended merger agreement and merger as indicated in the proxy card you sent earlier and the proxies identified in such proxy card will vote your shares as indicated therein.

Q:	What do I do now?

A:	First, carefully read this proxy statement supplement, the other proxy statement supplement and the definitive proxy statement, and all of the annexes thereto.

If you have already voted on the merger proposal using a properly executed proxy, you will be considered to have voted on the amended merger agreement and merger as well, and you do not need to do anything unless you wish to change your vote.

If you are a registered holder and have already voted on the merger proposal using a properly executed proxy but wish to change your vote, simply fill out the proxy included with this proxy statement supplement and return it in the accompanying prepaid envelope, by following the instructions on the enclosed proxy card. If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian and you have already voted on the merger proposal but wish to change your vote, please refer to your voting card or other information forwarded by such custodian to determine how you may change your vote.

If you have not already delivered a properly executed proxy, and if you are a registered holder, please complete, sign and date the enclosed proxy card. If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, please refer to your voting card or other information forwarded by such custodian to determine whether you may vote by telephone or electronically on the Internet and follow the instructions on the card or other information provided by such custodian. If you sign and send in your proxy card and do not indicate how you want to vote, your shares will be voted for the adoption of the amended merger agreement and merger.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may revoke your proxy at any time before it is actually voted by giving notice in writing to the Secretary of Milastar, by giving notice at the special meeting or by submitting a duly executed proxy bearing a later date. Attendance at the special meeting will not, by itself, revoke a proxy. If you have given voting instructions to a broker, nominee, fiduciary or other custodian that holds your shares in “street name,” you may revoke those instructions by following the directions given by such custodian.

Q:	What rights do I have to seek appraisal of my shares?

A:	If you do not vote in favor of approval of the amended merger agreement, you may seek a judicial appraisal of the fair value of your shares by following the procedures governing appraisal rights specified in Section 262 of the Delaware General Corporation Law, discussed in this proxy statement supplement and the definitive proxy statement. A copy of Section 262 of the DGCL is included as Annex C to the definitive proxy statement.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement supplement or if you have questions about the amended merger agreement or the merger, including the procedures for voting your shares of Milastar common stock, you should call Milastar Investor Relations at (952) 929-4774.

FORWARD-LOOKING STATEMENTS

This proxy statement supplement, the other supplement and the definitive proxy statement and all of the annexes thereto, contain forward-looking statements. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations and involve a number of business risks and uncertainties, any one of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Forward-looking statements use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future business and operational actions; expenses, including expenses related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002; expenses in connection with the merger; the costs associated with remaining a public company; our ability to obtain stockholder approval and consummate the merger transaction; and our financial results.

You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of Milastar. These forward-looking statements speak only as of the date on which the statements were made and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements included in this proxy statement supplement, the other supplement and the definitive proxy statement or elsewhere.

In addition to other factors and matters contained or incorporated in this proxy statement supplement, the other supplement and the definitive proxy statement, we believe any one or more of the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the financial performance of Milastar through the date of the completion of the merger;

•	the satisfaction of the closing conditions set forth in the amended merger agreement, including the approval of Milastar’s stockholders and any regulatory approvals;

•	the outcome of any legal proceedings instituted against Milastar and others in connection with the proposed merger;

•	the failure to obtain the necessary financing arrangements contemplated in the amended merger agreement or the Wheeler settlement;

•	the failure of the merger to close for any reason;

•	the effect of the announcement of the merger on our customer relationships, operating results and business generally;

•	business uncertainty and contractual restrictions that may exist during the pendency of the merger;

•	any significant delay in the expected completion of the merger;

•	the amount of the costs, fees, expenses and charges related to the merger and the final terms of the financings that will be obtained for the merger;

•	diversion of management’s attention from ongoing business concerns; and

•	other risks set forth in our current filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-QSB and 10-KSB.

You should not place undue reliance on any forward-looking statements included in this proxy statement supplement, the other supplement and the definitive proxy statement, and all of the annexes thereto.

AMENDMENT TO THE MERGER AGREEMENT

The following describes the material provisions of the amendment to the merger agreement, but is not intended to be an exhaustive discussion of the amendment. We encourage you to carefully read the amendment, as well as the merger agreement as in effect prior to being amended on July 10, 2007, in its entirety. The rights and obligations of the parties are governed by the express terms of the amended merger agreement, and not by this summary or any other information contained in this proxy statement supplement.

The following summary is qualified in its entirety by reference to the amendment to the merger agreement, which is attached to this supplement as Annex A and incorporated by reference into this proxy statement supplement.

Merger Consideration

The July 10 amendment to the merger agreement increases the consideration payable to the unaffiliated stockholders, who do not perfect their appraisal rights, from $2.70 to $3.70 per share in cash, without interest. However, pursuant to the terms of the settlement of the Wheeler litigation, the increased price will be reduced by an estimated $0.20 per share to cover fees and costs of the plaintiff’s counsel in the litigation, resulting in a net payment to the unaffiliated stockholders of $3.50 per share if the merger is completed.

Conditions to Closing the Merger

The July 10 amendment to the merger agreement provides that the completion of the merger is contingent on ESI obtaining financing to fund the merger consideration.

UPDATE TO THE SPECIAL MEETING

Date, Time and Place

As previously announced, the special meeting of Milastar’s stockholders is rescheduled to Monday, July 16, 2007, at 8:00 a.m., local time, at Milastar’s offices located at 7317 West Lake Street, Minneapolis, Minnesota 55426; however, we expect to convene the special meeting for the sole purpose of adjourning it again in order to permit the solicitation of additional votes and to provide stockholders with additional time to consider the amended merger agreement, including the increase in the merger consideration. We expect to reconvene the special meeting on Monday, July 30, 2007 at 8:00 a.m., local time, at Milastar’s offices located at 7317 West Lake Street, Minneapolis, Minnesota 55426. At the special meeting, you will be asked to adopt and approve the amended merger agreement and merger.

The record date for the special meeting has not changed and will remain May 25, 2007. This means that only stockholders of record of Milastar common stock at the close of business on May 25, 2007 are entitled to notice of and vote, in person or by proxy, at the special meeting. Each share of common stock entitles the holder thereof to cast one vote at the special meeting.

OTHER MATTERS

Where You Can Find More Information

We file annual, quarterly and special reports, information statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference rooms at Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov.

ANNEX A

Amendment to Agreement and Plan of Merger

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of July 10, 2007 (this “Amendment”), among EASTON SOUTHPAW INCORPORATED, a Delaware corporation (the “Parent”), MILASTAR ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Parent (the “Purchaser”), and MILASTAR CORPORATION, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the parties entered into an Agreement and Plan of Merger dated as of March 27, 2007 (the “Merger Agreement”);

WHEREAS, as part of a settlement of certain stockholder litigation, the Purchaser has agreed to increase the consideration per share to be paid to certain stockholders of the Company in connection with the transactions contemplated by the Merger Agreement;

WHEREAS, the Board of Directors of the Company have determined that it is in the best interest of the Company and its stockholders to enter into this Amendment and the Board of Directors of the Company has, as of the date of this Amendment, approved and adopted this Amendment and recommended adoption of the Merger Agreement, as amended by this Amendment, by the stockholders of the Company;

WHEREAS, the board of directors of the Purchaser has approved and adopted this Amendment; and

WHEREAS, the board of directors of the Parent, and Parent, as the sole stockholder of the Purchaser, in each case, have approved and adopted this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed among the parties as follows:

1. Section 2.1(b) of the Merger Agreement is hereby amended in its entirety to read as follows:

(b) Conversion of Company Common Stock.  Each share of Outstanding Common Stock issued prior to the Effective Time (other than (1) Dissenting Shares (as defined below); (2) shares held by the Parent or Dennis J. Stevermer; and (3) shares of the Company Common Stock referred to in Section 2.1(a) above) that are held by the stockholders (the “Qualified Stockholders”) shall be converted into the right to receive from the Surviving Corporation $3.50 in cash per share of Company Common Stock (the “Merger Consideration”) without interest thereon upon surrender of the certificate previously representing such share of Company Common Stock. As of the Effective Time, all such converted shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such converted share of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration as provided in this Section 2.1(b). In addition to the Merger Consideration, at the Closing Parent will pay $0.20 per share (an aggregate of $233,650.20) into a settlement fund to be established under the terms and conditions of the settlement agreement entered into in the case of Wheeler v. Milastar Corporation, et al. on June 28, 2007. Counsel for the plaintiff in the Wheeler case will apply to the Delaware Court of Chancery for fees and costs to be satisfied from the Settlement Fund. Moneys remaining in the Settlement Fund after payment of the fees and costs of plaintiff’s counsel, if any, will be distributed to the Qualified Stockholders of the Company on a pro rata basis.

2. Section 6.3 of the Merger Agreement is hereby amended to add a new subsection 6.3(c) as follows:

(c) The Parent shall have closed on the financing necessary to fund its obligation to pay the Merger Consideration.

3. The parties acknowledge and agree that the meeting of the Company’s stockholders called to approve the Merger Agreement and the Merger will be convened on July 16, 2007, but shall at such time be adjourned until July 30, 2007 to provide the Company’s stockholders with additional time to consider the modifications to the Merger and the Merger Agreement effectuated by this Amendment, including the revised Merger Consideration.

4. Except as explicitly set forth in this Amendment, all of the terms and conditions set forth in the Merger Agreement continue in full force and effect.

5. The provisions of Article VIII (General Provisions) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

EASTON SOUTHPAW INCORPORATED

By:	/s/ Dennis J. Stevermer

Its:	President

MILASTAR ACQUISITION CORPORATION

By:	/s/ Dennis J. Stevermer

Its:	President

MILASTAR CORPORATION

By:	/s/ L. Michael McGurk
Name: L. Michael McGurk

Title:	Director

ANNEX B

July 10, 2007

Board of Directors
Milastar Corporation
7317 West Lake Street
Minneapolis, MN 55426

RE: Fairness Opinion Regarding the Proposed Merger Involving Milastar Corporation

Dear Directors:

Schmidt Financial, Inc. (“SFI”) has been retained by the Board of Directors of Milastar Corporation (“Milastar”) to issue a fairness opinion in connection with the Amendment to Agreement and Plan of Merger dated as of July 10, 2007, which amends the Agreement and Plan of Merger dated as of March 27, 2007 (collectively, the “Amended Merger Agreement”) among Easton Southpaw Incorporated (“Parent”), Milastar Acquisition Corporation (“Purchaser”) and Milastar. The fairness opinion is issued from a financial point of view from the perspective of the public holders of Milastar common stock (“Public Shareholders”).

Under the terms of the Amended Merger Agreement, each share of the outstanding common stock of Milastar issued prior to the Effective Time (other than (1) dissenting shares; (2) shares held by the Parent or Dennis J. Stevermer; and shares of Milastar Common Stock cancelled by virtue of being held in the Milastar treasury or by any wholly-owned subsidiary of Milastar) shall be converted into the right to receive from the Parent $3.50 in cash per share of Milastar Common Stock (the “Merger Consideration”).

In addition, at the Effective Time, the vested outstanding options shall, excluding those held by Mr. Dennis Stevermer, by virtue of the Merger and without any action on the part of the holders thereof, be cancelled and extinguished and each holder shall be entitled to receive an amount per share equal to the difference between the exercise price per share for each such option and the Merger Consideration.

As part of the engagement, a representative of SFI met with Milastar management in St. Louis Park, Minnesota, and with the Board of Directors. In addition, a representative of SFI toured the Milastar facility located in Rogers, Minnesota. SFI was not asked to, and did not, assist in establishing the proposed per share purchase price. Factors considered in rendering this opinion include:

1. Terms of the Amended Merger Agreement;

2. Review of Milastar’s audited financial statements for the five years ending April 30, 2006 and unaudited financial statements for the nine months ending January 31, 2007;

3. Review of certain financial and securities data of certain other publicly traded companies that SFI considered to be generally comparable to Milastar;

4. Comparison of prices and premiums paid in certain other acquisitions and transactions that SFI considered to be relevant;

5. An analysis of the share price and volume of shares traded of Milastar common stock for the past three years; and

6. Discussions with Milastar senior management regarding past, current and prospective business operations, financial and competitive conditions, and overall outlook for the company.

In forming this opinion, SFI has relied upon and assumed the accuracy of the financial and other information publicly available or provided by the Company or its representatives. SFI has not audited or

B-1

independently verified the accuracy of the information used in its analysis. SFI has not made or obtained any appraisals of the assets of Milastar. Our opinion is necessarily dependent on the financial, economic, market and other conditions as they exist and can be evaluated as of the date this opinion is made.

Our opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote on the proposed merger. SFI has not expressed an opinion as to the price at which any security of Milastar might trade in the future.

This opinion may be included in its entirety in the Milastar Proxy Statement to be submitted to Milastar shareholders in connection with the shareholder meeting to vote on the Merger.

Based on our analysis of the proposed transaction, it is our opinion that the consideration to be received by the holders of Milastar common stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Sincerely yours,

Schmidt Financial Inc.

B-2

ANNEX C

Amendment to Schedule 13E-3 Transaction Statement

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13E-3

RULE 13e-3 TRANSACTION STATEMENT
(Pursuant to Section 13(e) of the Securities Exchange Act of 1934)
(Amendment No. 6)

MILASTAR CORPORATION
(Name of the Issuer)

MILASTAR CORPORATION
DENNIS J. STEVERMER
EASTON SOUTHPAW INCORPORATED
MILASTAR ACQUISITION CORPORATION
(Name of Persons Filing Statement)

CLASS A COMMON STOCK, PAR VALUE $0.05 PER SHARE
(Title of Class of Securities)

599100104
(CUSIP Number of Class of Securities)

Milastar Corporation Dennis J. Stevermer, CEO 7317 West Lake Street Minneapolis, Minnesota 55426 (952) 929-4774	Easton Southpaw Incorporated Milastar Acquisition Corporation Dennis J. Stevermer 1729 Colvin Avenue St. Paul, Minnesota 55116 (952) 929-4774

(Name, Address and Telephone Number of Persons Authorized to Receive
Notice and Communications on Behalf of Persons Filing Statement)

with a copy to:

Jeffrey N. Saunders, Esq. Fulbright & Jaworski, L.L.P. 2100 IDS Center 80 South Eighth Street Minneapolis, Minnesota 55402 (612) 321-2255	Alec C. Sherod, Esq. Briggs and Morgan, P.A. 2200 IDS Center 80 South Eighth Street Minneapolis, Minnesota 55402 (612) 977-8489

This statement is filed in connection with (check the appropriate box):

☑ a.	The filing of solicitation materials or an information statement subject to Regulation 14A, Regulation 14C or Rule 13e-3(c) under the Securities Exchange Act of 1934.
☐ b. The filing of a registration statement under the Securities Act of 1933.
☐ c. A tender offer.
☐ d. None of the above.
Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies: ☐
Check the following box if the filing is a final amendment reporting the results of the transaction: ☐

Calculation of Filing Fee

Transaction Value*	Amount of Filing Fee**

$4,322,529	$132.70

*	The transaction value is based upon the product of 1,168,251 shares of Class A common stock (“Common Stock”) and the merger consideration of $3.70 per share ($4,322,529).
**	The amount of the filing fee is determined by multiplying the transaction value by 0.00003070, the filing fee rate in effect as of July 12, 2007.

☑	Check the box if any part of the fee is offset as provided by Rule 0-11(a)(2) of the Securities Exchange Act of 1934 and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount previously paid: Form or registration no.: Filing Party: Date filed:	$94.95 Schedule 14A Milastar Corporation March 27, 2007

INTRODUCTION

This Amendment No. 6 amends and supersedes the Rule 13e-3 Transaction Statement on Schedule 13E-3 originally filed on June 1, 2006 and amended on July 28, 2006, March 27, 2007, May 2, 2007, May 22, 2007 and June 1, 2007 pursuant to Section 13(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Amendment No. 6 is being jointly filed by (collectively, the “Filing Parties”): Milastar Corporation, a Delaware corporation (“Milastar” or the “Company”); Dennis J. Stevermer, Chairman and Chief Executive Officer of the Company, and the beneficial owner of approximately 59% of the Company’s issued and outstanding Common Stock (“Mr. Stevermer”); Easton Southpaw Incorporated, a Delaware corporation wholly owned by Mr. Stevermer (“ESI”); and Milastar Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of ESI (“Acquisition Corp.”).

On March 27, 2007, Milastar, ESI and Acquisition Corp. entered into an Agreement and Plan of Merger (the “Original Merger Agreement”). On July 10, 2007, the parties entered into an amendment to the Original Merger Agreement (the “Amendment”). The Original Merger Agreement, as amended by the Amendment, is referred to as the Amended Merger Agreement in this Schedule 13E-3.

On June 1, 2007, Milastar filed with the Securities and Exchange Commission a definitive proxy statement (the “Definitive Proxy Statement”) under Regulation 14A of the Exchange Act relating to the special meeting of stockholders of Milastar to consider and vote upon the proposal to adopt the Original Merger Agreement. A copy of the Original Merger Agreement is attached as Annex A to the Definitive Proxy Statement.

On June 1, 2007, Milastar also filed a supplement to the Definitive Proxy Statement (“Supplement No. 1”) under Regulation 14A of the Exchange Act.

Concurrently with the filing of this Schedule 13E-3, Milastar is filing a second supplement to the Definitive Proxy Statement (“Supplement No. 2”) under Regulation 14A of the Exchange Act relating to the special meeting of stockholders of Milastar to consider and vote upon the proposal to adopt the Amended Merger Agreement. A copy of the Amendment is attached as Annex A to Supplement No. 2.

The cross-references below are being supplied pursuant to General Instruction G to Schedule 13E-3 and show the location in the Definitive Proxy Statement, Supplement No. 1 and Supplement No. 2 (collectively, referred to herein sometimes as the “Proxy Statement”), as the case may be, of the information required to be included in response to the items of Schedule 13E-3. The information contained in the Proxy Statement, including all annexes thereto, is incorporated herein by this reference in its entirety, and the responses to each item in this Schedule 13E-3 are qualified in their entirety by the information contained in the Proxy Statement. Capitalized terms used but not defined in this Schedule 13E-3 shall have the meanings given to them in the Definitive Proxy Statement.

All information contained in this Schedule 13E-3 concerning any of the Filing Parties has been provided by such Filing Parties and no other Filing Party, including the Company, takes responsibility for the accuracy of any information not supplied by such Filing Party.

All references to subsections in the Items below are to the subsection of the applicable Items in Regulation M-A.

Item 1.	Summary Term Sheet.

The information set forth in the Definitive Proxy Statement under the caption “Summary Term Sheet” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the caption “Update to the Summary Term Sheet” is incorporated herein by reference.

Item 2.	Subject Company Information.

(a) Name and Address.

Milastar Corporation, a Delaware corporation, is the subject company. The business office address for Milastar is 7317 West Lake Street, Minneapolis, Minnesota 55426, and the telephone number is (952) 929-4774. Milastar’s board of directors is comprised of two directors: Dennis J. Stevermer and L. Michael McGurk. Milastar has one executive officer, Mr. Stevermer, who holds the positions of Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer.

(b) Securities.

As of July 10, 2007, there were 2,888,264 shares of Milastar’s Class A Common Stock, par value $0.05, issued and outstanding.

(c) Trading Market and Price.

The Company’s Common Stock is traded on the OTC Bulletin Board under the symbol “MILAA.OB.” The information set forth in the Definitive Proxy Statement under the caption “Important Information Concerning Milastar — Market for Common Stock and Related Stockholder Matters” is incorporated herein by reference.

(d) Dividends.

No dividends have been paid by the Company on its Common Stock during the past two years. The information set forth in the Definitive Proxy Statement under the caption “Important Information Concerning Milastar — Market for Common Stock and Related Stockholder Matters” is incorporated herein by reference.

(e) Prior Public Offerings.

None.

(f) Prior Stock Purchases.

The information set forth in the Definitive Proxy Statement under the captions “Special Factors — Background of the Merger,” “Special Factors — Interests of Certain Persons in the Merger,” and “Important Information Concerning Milastar — Market for Common Stock and Related Stockholder Matters” is incorporated herein by reference.

Item 3.	Identity and Background of the Filing Person.

(a) Name and Address.

The Filing Parties of Schedule 13E-3 are:

Milastar Corporation. See the description of Milastar in Item 2(a) above.

Dennis J. Stevermer. Dennis J. Stevermer is an individual residing at 1729 Colvin Avenue, St. Paul, Minnesota 55116. Mr. Stevermer’s daytime phone number is (952) 929-4774. Mr. Stevermer serves as Milastar’s Chairman of the Board, and is the only executive officer of Milastar, holding the positions of Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer. Mr. Stevermer is the beneficial owner of approximately 59% of the issued and outstanding Common Stock of Milastar, and is the sole owner of ESI.

Easton Southpaw Incorporated. Easton Southpaw Incorporated (“ESI”) is a Delaware corporation, of which Mr. Stevermer is the sole stockholder. ESI has not engaged in any business activity other than its acquisition of 1,713,013 shares of Milastar Common Stock, which represents approximately 59% of the issued and outstanding Common Stock of Milastar. The mailing address for ESI is 1729 Colvin Avenue, St. Paul,

Minnesota 55116, Attn: Dennis J. Stevermer, and the daytime phone number for ESI’s sole stockholder, Mr. Stevermer, is (952) 929-4774.

Milastar Acquisition Corporation. Milastar Acquisition Corporation (“Acquisition Corp.”) is a Delaware corporation, of which ESI is the sole stockholder. Acquisition Corp. has not engaged in any business activity and was formed for the sole purpose of effecting the merger among Milastar, ESI and Acquisition Corp. The mailing address for Acquisition Corp. is 1729 Colvin Avenue, St. Paul, Minnesota 55116, Attn: Dennis J. Stevermer, and the daytime phone number for Acquisition Corp.’s beneficial owner, Mr. Stevermer, is (952) 929-4774.

(b) Business and Background of Entities.

The information set forth in the Definitive Proxy Statement under the captions “Summary Term Sheet” and “Parties Involved in the Transaction” is incorporated herein by reference.

(c) Business and Background of Natural Persons.

With respect to each current officer and director of the Company:

Dennis J. Stevermer. Mr. Stevermer has been Chairman of the Board of Directors and Chief Executive Officer of the Company since January 2006. He has served as the Company’s Chief Financial Officer since 1993.

L. Michael McGurk. Mr. McGurk has served as a director of the Company since 1988. He served as the Company’s President and Chief Operating Officer until his resignation in January 2006.

No person set forth above (1) was convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors); or (2) was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibition activities subject to, federal or state securities laws. Each of the persons set forth above is a citizen of the United States.

Item 4.	Terms of the Transaction.

(a)(2) Material Terms; Mergers or Similar Transactions.

The information set forth in the Definitive Proxy Statement under the captions “Summary Term Sheet,” “Special Factors — Structure of the Merger Transaction,” “Special Factors — Background of the Merger,” “Special Factors — Purposes and Reasons for the Merger,” “Special Factors — Certain Effects of the Merger,” “Material U.S. Federal Income Tax Consequences of the Merger,” “The Merger Agreement,” and “The Special Meeting — Vote Required” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Summary Term Sheet,” “Update to the Special Factors — Structure of the Merger Transaction,” Update to the Special Factors — Background of the Merger,” “Update to the Special Factors — Certain Effects of the Merger,” and “The Amendment to the Merger Agreement” is incorporated herein by reference.

(c) Different Terms.

The information set forth in the Definitive Proxy Statement under the captions “Summary Term Sheet,” “Special Factors — Structure of the Merger Transaction,” “Special Factors — Background of the Merger,” “Special Factors — Purposes and Reasons for the Merger,” “Special Factors — Certain Effects of the Merger,” “The Merger Agreement,” and “The Special Meeting — Vote Required” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Summary Term Sheet,” “Update to the Special Factors — Structure of the Merger Transaction,” “Update to the Special Factors —

Background of the Merger,” “Update to the Special Factors — Certain Effects of the Merger,” and “The Amendment to the Merger Agreement” is incorporated herein by reference.

(d) Appraisal Rights.

The information set forth in the Definitive Proxy Statement under the captions “Summary Term Sheet,” “Special Factors — Appraisal Rights,” and “Annex C — Section 262 of the Delaware General Corporation Law” is incorporated herein by reference.

(e) Provisions for Unaffiliated Security Holders.

The information set forth in the Definitive Proxy Statement under the captions “Special Factors — Position of the Board of Directors as to the Fairness of the Merger” and “Special Factors — Provisions for Unaffiliated Security Holders” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the caption “Update to the Special Factors — Position of the Board of Directors as to the Fairness of the Merger” is incorporated herein by reference.

(f) Eligibility for Listing or Trading.

Not applicable.

Item 5.	Past Contacts, Transactions, Negotiations and Agreements.

(a) Transactions.

The information set forth in the Definitive Proxy Statement under the captions “Special Factors — Background of the Merger,” “Special Factors — Interests of Certain Persons in the Merger,” and “Important Information Concerning Milastar — Market for Common Stock and Related Stockholder Matters” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Summary Term Sheet — Litigation Settlement Fund,” “Update to the Special Factors — Background of the Merger,” “Update to the Special Factors — Interests of Certain Persons in the Merger” and “Update to the Special Factors — Litigation Related to the Merger” is incorporated herein by reference.

(b) Significant Corporate Events.

The information set forth in the Definitive Proxy Statement under the captions “Special Factors — Background of the Merger,” “Special Factors — Interests of Certain Persons in the Merger” and “Important Information Concerning Milastar — Market for Common Stock and Related Stockholder Matters” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Special Factors — Background of the Merger” and “Update to the Special Factors — Interests of Certain Persons in the Merger” is incorporated herein by reference.

(c) Negotiations or Contacts.

The information set forth in the Definitive Proxy Statement under the caption “Special Factors — Background of the Merger” and “Special Factors — Interests of Certain Persons in the Merger” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the caption “Update to the Special Factors — Background of the Merger” and “Update to the Special Factors — Interests of Certain Persons in the Merger” is incorporated herein by reference.

(e) Agreements Involving the Company’s Securities.

The information set forth in the Definitive Proxy Statement under the captions “Special Factors — Structure of Merger Transaction,” “The Merger Agreement — Conditions to Completion of the Merger,” and “The Special Meeting — Vote Required” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Special Factors — Structure of Merger Transaction,” “Update to the Special Factors — Financing the Merger,” Update to the Special Factors — Litigation Related to the Merger,” and “Amendment to the Merger Agreement” is incorporated herein by reference.

Item 6.  Purposes of the Transaction and Plans or Proposals.

(b) Use of Securities Acquired.

The information set forth in the Definitive Proxy Statement under the caption “Special Factors — Certain Effects of the Merger” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the caption “Update to the Special Factors — Certain Effects of the Merger” is incorporated herein by reference.

Each share of Common Stock issued and outstanding as of the effective time of the merger (other than the shares held by Mr. Stevermer and ESI and stockholders who perfect their appraisal rights) will be cancelled and converted into the right to receive merger consideration of $3.50 in cash.

(c) (1-8) Plans.

The information set forth in the Definitive Proxy Statement under the captions “Summary Term Sheet,” “Special Factors — Purposes and Reasons for the Merger,” “Special Factors — Certain Effects of the Merger,” “Special Factors — Costs of the Merger,” “Special Factors — Position of the Board of Directors as to the Fairness of the Merger,” and “Special Factors — Conduct of the Company’s Business After the Merger” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Summary Term Sheet,” “Update to the Special Factors — Certain Effects of the Merger,” “Update to the Special Factors — Financing the Merger,” “Update to the Special Factors — Costs of the Merger,” and “Update to the Special Factors — Position of the Board of Directors as to the Fairness of the Merger” is incorporated herein by reference.

Item 7.	Purposes, Alternatives, Reasons and Effects.

(a) Purposes.

The information set forth in the Definitive Proxy Statement under the captions “Summary Term Sheet,” “Special Factors — Background of the Merger Transaction,” and “Special Factors — Purposes and Reasons for the Merger” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Summary Term Sheet” and “Update to the Special Factors — Background of the Merger Transaction” is incorporated herein by reference.

(b) Alternatives.

The information set forth in the Definitive Proxy Statement under the captions “Special Factors — Background of the Merger” and “Special Factors — Position of the Board of Directors as to the Fairness of the Merger” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Special Factors — Background of the Merger” and “Update to the Special Factors — Position of the Board of Directors as to the Fairness of the Merger” is incorporated herein by reference.

(c) Reasons.

The information set forth in the Definitive Proxy Statement under the captions “Summary Term Sheet,” “Special Factors — Background of the Merger Transaction,” “Special Factors — Purposes and Reasons for the Merger,” and “Special Factors — Position of the Board of Directors as to the Fairness of the Merger” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Summary Term Sheet,” “Update to the Special Factors — Background of the Merger Transaction,” and “Update to the Special Factors — Position of the Board of Directors as to the Fairness of the Merger” is incorporated herein by reference.

(d) Effects.

The information set forth in the Definitive Proxy Statement under the captions “Summary Term Sheet,” “Special Factors — Purposes and Reasons for the Merger,” “Special Factors — Structure of the Merger Transaction,” “Special Factors — Certain Effects of the Merger,” “Special Factors — Position of the Board of Directors as to the Fairness of the Merger,” “Special Factors — Costs of the Merger,” “Special Factors — Conduct of the Company’s Business After the Merger,” and “Special Factors — Interests of Certain Persons in the Merger” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Summary Term Sheet,” “Update to the Special Factors — Structure of the Merger Transaction,” “Update to the Special Factors — Certain Effects of the Merger,” “Update to the Special Factors — Position of the Board of Directors as to the Fairness of the Merger,” “Update to the Special Factors — Costs of the Merger,” “Update to the Special Factors — Litigation Related to the Merger” and “Update to the Special Factors — Interests of Certain Persons in the Merger” is incorporated herein by reference.

Item 8.	Fairness of the Transaction.

(a) Fairness.

The information set forth in the Definitive Proxy Statement under the captions “Summary Term Sheet,” “Special Factors — Position of the Board of Directors as to the Fairness of the Merger” and “Special Factors — Position of ESI, Acquisition Corp. and Mr. Stevermer as to the Fairness of the Merger” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Summary Term Sheet,” “Update to the Special Factors — Position of the Board of Directors as to the Fairness of the Merger,” and “Update to the Special Factors — Position of ESI, Acquisition Corp. and Mr. Stevermer as to the Fairness of the Merger” is incorporated herein by reference.

As discussed in (1) the Definitive Proxy Statement under the caption “Special Factors — Background of the Merger Transaction” and (2) Supplement No. 2 under the caption “Update to the Special Factors — Position of the Board of Directors as to the Fairness of the Merger,” Mr. Stevermer abstained from the vote of the board of directors concerning the approval and adoption of the Original Merger Agreement and the Amended Merger Agreement.

(b) Factors Considered in Determining Fairness.

The information set forth in the Definitive Proxy Statement under the captions “Summary Term Sheet,” “Special Factors — Background of the Merger Transaction,” “Special Factors — Purposes and Reasons for the Merger,” “Special Factors — Opinion of the Financial Advisor,” “Special Factors — Position of the Board of Directors as to the Fairness of the Merger,” and “Special Factors — Position of ESI, Acquisition Corp. and Mr. Stevermer as to the Fairness of the Merger” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Summary Term Sheet,” “Update to the Special Factors — Background of the Merger Transaction,” “Update to the Special Factors — Opinion of the Financial Advisor,” “Update to the Special Factors — Position of the Board of Directors as to the

Fairness of the Merger,” and “Update to the Special Factors — Position of ESI, Acquisition Corp. and Mr. Stevermer as to the Fairness of the Merger” is incorporated herein by reference.

(c) Approval of Security Holders.

The information set forth in the Definitive Proxy Statement under the captions “Summary Term Sheet,” “The Merger Agreement — Conditions to Completion of the Merger Agreement,” “The Special Meeting — Vote Required,” and “The Special Meeting — Voting of Proxies” is incorporated herein by reference.

(d) Unaffiliated Representative.

The information set forth in the Definitive Proxy Statement under the caption “Special Factors — Position of the Board of Directors as to the Fairness of the Merger — Procedural Fairness of the Merger to Stockholders” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the caption “Update to the Special Factors — Position of the Board of Directors as to the Fairness of the Merger” is incorporated herein by reference.

(e) Approval of Directors.

The information set forth in the Definitive Proxy Statement under the captions “Special Factors — Background of the Merger” and “Special Factors — Position of the Board of Directors as to the Fairness of the Merger” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Special Factors — Background of the Merger” and “Update to the Special Factors — Position of the Board of Directors as to the Fairness of the Merger” is incorporated herein by reference.

(f) Other Offers.

Not applicable.

Item 9.	Reports, Opinions, Appraisals and Negotiations.

(a) Report, Opinion or Appraisal.

The information set forth in the Definitive Proxy Statement under the captions “Summary Term Sheet,” “Special Factors — Background of the Merger,” “Special Factors — Opinion of the Financial Advisor” “Special Factors — Position of the Board of Directors as to the Fairness of the Merger,” and “Special Factors — Position of ESI, Acquisition Corp. and Mr. Stevermer as to the Fairness of the Merger” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Summary Term Sheet,” “Update to the Special Factors — Background of the Merger,” “Update to the Special Factors — Opinion of the Financial Advisor,” “Update to the Special Factors — Position of the Board of Directors as to the Fairness of the Merger” and “Update to the Special Factors — Position of ESI, Acquisition Corp. and Mr. Stevermer as to the Fairness of the Merger” is incorporated herein by reference.

(b) Preparer and Summary of the Report, Opinion or Appraisal.

The information in the Definitive Proxy Statement under the captions “Summary Term Sheet,” “Special Factors — Background of the Merger,” “Special Factors — Opinion of the Financial Advisor,” “Special Factors — Position of the Board of Directors as to the Fairness of the Merger,” and “Special Factors — Position of ESI, Acquisition Corp. and Mr. Stevermer as to the Fairness of the Merger” is incorporated herein by reference.

The information in Supplement No. 2 under the captions “Update to the Summary Term Sheet,” “Update to the Special Factors — Background of the Merger,” “Update to the Special Factors — Opinion of the

Financial Advisor,” “Update to the Special Factors — Position of the Board of Directors as to the Fairness of the Merger,” and “Update to the Special Factors — Position of ESI, Acquisition Corp. and Mr. Stevermer as to the Fairness of the Merger” is incorporated herein by reference.

(c) Availability of Documents.

The written opinion of Schmidt Financial, Inc. is attached as Annex B of the Supplement No. 2 and incorporated herein by reference.

Item 10.	Source and Amounts of Funds or Other Consideration.

(a) Source of Funds.

The information set forth in the Definitive Proxy Statement under the captions “Special Factors — Financing the Merger” and “Special Factors — Costs of the Merger” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Summary Term Sheet,” “Update to the Special Factors — Background of the Merger,” “Update to the Special Factors — Financing the Merger,” and “Special Factors — Costs of the Merger” is incorporated herein by reference.

(b) Conditions.

The information set forth in the Definitive Proxy Statement under the captions “Summary Term Sheet,” “Special Factors — Financing the Merger” and “Special Factors — Costs of the Merger” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Summary Term Sheet,” “Update to the Special Factors — Financing the Merger,” and “Update to the Special Factors — Costs of the Merger” is incorporated herein by reference.

(c) Expenses.

The information set forth in Supplement No. 2 under the caption “Update to the Special Factors — Costs of the Merger” is incorporated herein by reference.

(d) Borrowed Funds.

The information set forth in the Definitive Proxy Statement under the caption “Special Factors — Financing the Merger” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the caption “Update to the Special Factors — Financing the Merger” is incorporated herein by reference.

Item 11.  Interest in Securities of the Subject Company.

(a) Security Ownership.

The information set forth in the Definitive Proxy Statement under the captions “Special Factors — Interests of Certain Persons in the Merger,” “Important Information Concerning Milastar — Security Ownership of Certain Beneficial Owners and Management,” and “Parties Involved in the Transaction” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the caption “Update to the Special Factors — Interests of Certain Persons in the Merger” is incorporated herein by reference.

(b) Securities Transactions.

None.

Item 12.	The Solicitation or Recommendation.

(d) — (e) Intent to Tender; Intent to Vote in a Going-Private Transaction.

The information set forth in the Definitive Proxy Statement under the captions “The Special Meeting — Purpose of the Special Meeting,” “Special Factors — Position of the Board of Directors as to the Fairness of the Merger,” “Special Factors — Purposes and Reasons for the Merger,” “Special Factors — Background of the Merger,” and “Special Factors — Position of ESI, Acquisition Corp. and Mr. Stevermer as to the Fairness of the Merger” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the captions “Update to the Special Factors — Position of the Board of Directors as to the Fairness of the Merger,” “Update to the Special Factors — Background of the Merger,” and “Update to the Special Factors — Position of ESI, Acquisition Corp. and Mr. Stevermer as to the Fairness of the Merger” is incorporated herein by reference.

Neither Mr. Stevermer nor ESI will be entitled to have their shares of Milastar Common Stock (or vested stock options, in the case of Mr. Stevermer) cancelled and converted into the right to receive merger consideration of $3.50 per share in the merger. Mr. McGurk will be entitled to have his 46 shares of Milastar Common Stock cancelled and converted into the right to receive merger consideration of $3.50 per share in the merger. Mr. Stevermer intends to vote the outstanding shares of Milastar Common Stock beneficially owned by him (which consists of 1,713,013 shares held of record by ESI and 7,000 shares held of record by Mr. Stevermer) “FOR” the adoption of the Amended Merger Agreement. To the knowledge of the Filing Persons, Mr. McGurk, a director of Milastar, intends to vote the 46 shares held of record by him “FOR” the adoption of the Amended Merger Agreement.

Item 13.	Financial Statements.

(a) Financial Statements.

The information set forth in the Definitive Proxy Statement under the caption “Important Information Concerning Milastar — Financial Statements” and the financial information included in the Company’s Annual Report on Form 10-KSB for the years ended April 30, 2005 and April 30, 2006, and the Company’s Quarterly Report on Form 10-QSB for the nine months ended January 31, 2007 (attached as Annex D to the Definitive Proxy Statement) is incorporated herein by reference.

(b) Pro Forma Information.

The information set forth in the Definitive Proxy Statement under the captions “Important Information Concerning Milastar — Pro Forma Consolidated Financial Statements (Unaudited)” and “Important Information Concerning Milastar — Pro Forma Consolidated Year-End Statement of Operations (Unaudited)” is incorporated herein by reference.

Item 14.	Persons/Assets, Retained, Employed, Compensated or Used.

(a) Solicitations or Recommendations.

The information set forth in the Definitive Proxy Statement under the caption “The Special Meeting — Solicitation of Proxies” is incorporated herein by reference.

(b) Employees and Corporate Assets.

The information set forth in the Definitive Proxy Statement under the caption “The Special Meeting — Solicitation of Proxies,” “Special Factors — Cost of the Merger,” “Special Factors — Opinion of the Financial Advisor,” and “Special Factors — Background of the Merger” is incorporated herein by reference.

The information set forth in Supplement No. 2 under the caption “Update to the Special Factors — Cost of the Merger,” “Update to the Special Factors — Opinion of the Financial Advisor,” and “Update to the Special Factors — Background of the Merger” is incorporated herein by reference.

Annex B — Opinion of Schmidt Financial, Inc. of Supplement No. 2 is incorporated herein by reference.

Item 15.	Additional Information.

(b) Other Material Information.

The information set forth in the Definitive Proxy Statement, Supplement No. 1 and Supplement No. 2, including all annexes thereto and all information incorporated by reference therein, is incorporated herein by reference.

Item 16.	Exhibits.

(a) The Definitive Proxy Statement, Supplement No. 1 and Supplement No. 2, including all annexes thereto and all information incorporated by reference therein, filed with the Securities and Exchange Commission are incorporated herein by reference.

(b-g) Not applicable.

SIGNATURE

After due inquiry and to the best of its knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

MILASTAR CORPORATION

Dated: July 12, 2007	By: /s/ Dennis J. Stevermer Name: Dennis J. Stevermer Title: Chief Executive Officer

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: July 12, 2007	By: /s/ Dennis J. Stevermer Dennis J. Stevermer

After due inquiry and to the best of its knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

EASTON SOUTHPAW INCORPORATED

Dated: July 12, 2007	By: /s/ Dennis J. Stevermer Name: Dennis J. Stevermer Title: President

After due inquiry and to the best of its knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

MILASTAR ACQUISITION CORPORATION

Dated: July 12, 2007	By: /s/ Dennis J. Stevermer Name: Dennis J. Stevermer Title: President

0MILASTAR CORPORATION7317 West Lake Street Minneapolis, Minnesota 55426PROXY FOR SPECIAL MEETING OF STOCKHOLDERSTO BE HELD JUNE 22, 2007THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORSThe undersigned hereby appoints L. Michael McGurk, as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Milastar Corporation held of record by the undersigned on May 25, 2007 and which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held on Friday, June 22, 2007 at 8:00 a.m., local time, at Milastar’s offices located at 7317 West Lake Street, Minneapolis, Minnesota 55426 (the “Special Meeting”), or at any adjournment(s) or postponement(s) thereof, hereby revoking all former proxies.(Continued, and to be completed and signed, on the reverse side) 14475

SPECIAL MEETING OF STOCKHOLDERS OFMILASTAR CORPORATION June 22, 2007 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. xFOR AGAINST ABSTAINPROPOSAL 1: To adopt the Agreement and Plan of Merger, dated as of March 27, 2007 (the “Merger Agreement”), by and between Milastar Corporation, Easton Southpaw Incorporated and Milastar Acquisition Corporation.PROPOSAL 2: To adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of the adoption of the Merger Agreement. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2, AND IN THE DISCRETION OF THE PROXY, ON ANY OTHER MATTER(S) WHICH MAY PROPERLY COME BEFORE THE MEETING.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.